
                                   EXHIBIT 12

                          FLEET FINANCIAL GROUP, INC.

                 COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                    TO FIXED CHARGES AND PREFERRED DIVIDENDS
                         EXCLUDING INTEREST ON DEPOSITS
                                  (THOUSANDS)

                                                         YEAR ENDED DECEMBER 31
                                   ------------------------------------------------------------------
                                      1994          1993          1992          1991          1990
                                   ----------    ----------    ----------    ----------    ----------
Earnings:
     Net income (loss)............ $  612,931    $  488,049    $  279,843    $   97,672    $  (73,687)
Adjustments:
  (a) Applicable income taxes
     (benefits)...................    397,708       327,407       228,526        55,176       (89,636)
  (b) Fixed charges:
     (1) Interest on borrowed
       funds......................    526,397       417,301       386,275       449,544       782,814
     (2)  1/3 of rent.............     33,706        34,217        29,672        23,033        19,121
  (c) Preferred dividends.........     24,742        36,927        49,706        21,958        12,990
                                   ----------    ----------    ----------    ----------    ----------
  (d) Adjusted earnings........... $1,595,484    $1,303,901    $  974,022    $  647,383    $  651,602
                                    =========     =========     =========     =========     =========
Fixed charges
  [b(1) + b(2) + c]............... $  584,845    $  488,445    $  465,653    $  494,535    $  814,925
                                    =========     =========     =========     =========     =========
Adjusted earnings/fixed charges...       2.73x         2.67x         2.09x         1.31x         0.80x*
                                    =========     =========     =========     =========     =========


                         INCLUDING INTEREST ON DEPOSITS

                                                         YEAR ENDED DECEMBER 31
                                   ------------------------------------------------------------------
                                      1994          1993          1992          1991          1990
                                   ----------    ----------    ----------    ----------    ----------
Earnings:
  Net income (loss)............... $  612,931    $  488,049    $  279,843    $   97,672    $  (73,687)
Adjustments:
  (a) Applicable income taxes
     (benefits)...................    397,708       327,407       228,526        55,176       (89,636)
  (b) Fixed charges:
     (1) Interest on borrowed
       funds......................    526,397       417,301       386,275       449,544       782,814
     (2)  1/3 of rent.............     33,706        34,217        29,672        23,033        19,121
     (3) Interest on deposits.....    764,186       744,080     1,076,368     1,480,395     1,343,417
  (c) Preferred dividends              24,742        36,927        49,706        21,958        12,990
                                   ----------    ----------    ----------    ----------    ----------
  (d) Adjusted earnings........... $2,359,670    $2,047,981    $2,050,390    $2,127,778    $1,995,019
                                    =========     =========     =========     =========     =========
Fixed charges
  [b(1) + b(2) + b(3) + c]........ $1,349,031    $1,232,525    $1,542,021    $1,974,930    $2,158,342
                                    =========     =========     =========     =========     =========
Adjusted earnings/fixed charges...       1.75x         1.66x         1.33x         1.08x         0.92x*
                                    =========     =========     =========     =========     =========

- ---------------

* Note that earnings are inadequate to cover fixed charges, the deficiency being $163,323 for both the ratio excluding and including interest on deposits



                           EXHIBIT 12 -- (CONTINUED)

                          FLEET FINANCIAL GROUP, INC.

         COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                         EXCLUDING INTEREST ON DEPOSITS
                                  (THOUSANDS)

                                                         YEAR ENDED DECEMBER 31
                                   ------------------------------------------------------------------
                                      1994          1993          1992          1991          1990
                                   ----------    ----------    ----------    ----------    ----------
Earnings:
     Net income (loss)............ $  612,931    $  488,049    $  279,843    $   97,672    $  (73,687)
Adjustments:
  (a) Applicable income taxes
     (benefits)...................    397,708       327,407       228,526        55,176       (89,636)
  (b) Fixed charges:
     (1) Interest on borrowed
       funds......................    526,397       417,301       386,275       449,544       782,814
     (2)  1/3 of rent.............     33,706        34,217        29,672        23,033        19,121
                                   ----------    ----------    ----------    ----------    ----------
  (c) Adjusted earnings........... $1,570,742    $1,266,974    $  924,316    $  625,425    $  638,612
                                    =========     =========     =========     =========     =========
Fixed charges [b(1) + b(2)]....... $  560,103    $  451,518    $  415,947    $  472,577    $  801,935
                                    =========     =========     =========     =========     =========
Adjusted earnings/fixed charges...       2.80x         2.81x         2.22x         1.32x         0.80x*
                                    =========     =========     =========     =========     =========


                         INCLUDING INTEREST ON DEPOSITS

                                                         YEAR ENDED DECEMBER 31
                                   ------------------------------------------------------------------
                                      1994          1993          1992          1991          1990
                                   ----------    ----------    ----------    ----------    ----------
Earnings:
     Net income (loss)............ $  612,931    $  488,049    $  279,843    $   97,672    $  (73,687)
Adjustments:
  (a) Applicable income taxes
     (benefits)...................    397,708       327,407       228,526        55,176       (89,636)
  (b) Fixed charges:
     (1) Interest on borrowed
       funds......................    526,397       417,301       386,275       449,544       782,814
     (2)  1/3 of rent.............     33,706        34,217        29,672        23,033        19,121
     (3) Interest on deposits.....    764,186       744,080     1,076,368     1,480,395     1,343,417
                                   ----------    ----------    ----------    ----------    ----------
  (c) Adjusted earnings........... $2,334,928    $2,011,054    $2,000,684    $2,105,820    $1,982,029
                                    =========     =========     =========     =========     =========
Fixed charges
  [b(1) + b(2) + b(3)]............ $1,324,289    $1,195,598    $1,492,315    $1,952,972    $2,145,352
                                    =========     =========     =========     =========     =========
Adjusted earnings/fixed charges...       1.76x         1.68x         1.34x         1.08x         0.92x*
                                    =========     =========     =========     =========     =========

- ---------------

* Note that earnings are inadequate to cover fixed charges, the deficiency being $163,323 for both the ratio excluding and including interest on deposits
